FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

streetTRACKS® Series Trust
(Exact name of registrant as specified in its charter)

Massachusetts	(see next page)
(State of incorporation or organization)	(I.R.S. Employer Identification number)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

Shares of beneficial interest, $.01 par value	American Stock Exchange LLC
Title of each class to be registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]

Securities Act registration statement file number to which this form relates:  333-57793; 811-08839

Securities to be registered pursuant to Section 12(g) of the Act: NONE (Title of class)

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Item 1. Description of Registrant's Securities to be Registered

A description of the shares of beneficial interest, $.01 par value, of streetTRACKS® Series Trust (the "Trust") to be registered hereunder is set forth in the section entitled "Capital Stock and Shareholder Reports" in the Statement of Additional Information that has been filed with the Securities and Exchange Commission in connection with the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-57793; 811-08839), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust is an "index fund" which has registered nine (9) new separate investment portfolios. Each of the Trust's new investment portfolios and their respective I.R.S. Employer Identification Numbers are as follows:

streetTRACKS DJ Wilshire Large Cap ETF	86330E851
streetTRACKS DJ Wilshire Mid Cap ETF	86330E844
streetTRACKS DJ Wilshire Mid Cap Value ETF	86330E836
streetTRACKS DJ Wilshire Mid Cap Growth ETF	86330E828
streetTRACKS DJ Wilshire Small Cap ETF	86330E810
streetTRACKS KBW Bank ETF	86330E794
streetTRACKS KBW Insurance ETF	86330E786
streetTRACKS KBW Capital Markets ETF	86330E778
SPDR Dividend ETF	86330E760

Item 2. Exhibits

The following is a list of exhibits to this Registration Statement on Form 8-A which shall be filed with the American Stock Exchange, Inc.:

(a)(i)	Declaration of Trust was filed on June 28, 1998 and is incorporated herein by reference.
(a)(ii)	Amended and Restated Declaration of Trust was filed on September 25, 2000, and is incorporated herein by reference.
(b)	Bylaws of the Trust were filed on September 25, 2000, and is incorporated herein by reference.
(c)	Global certificates evidencing shares of the Beneficial Interest, $.01 par value, of each Fund are incorporated herewith.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed in the City of Boston and Commonwealth of Massachusetts on the 14th day of November 2005.

By:          /s/ James E. Ross
               James E. Ross
               President

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EXHIBIT -- Item 2(c) Global Certificates

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